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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Lahaina Acquisitions, Inc. on Form S-8 of our report on the consolidated balance sheet of The Accent Group, Inc. and Subsidiaries as of July 9, 1999 dated September 13, 1999 except for Note 9 which is as of September 21, 1999, appearing in the Current Report on Form 8-K/A of Lahaina Acquisitions, Inc. dated August 23, 1999, as filed on October 21, 1999.


/s/ Deloitte & Touche LLP
Atlanta, Georgia
November 2, 1999